UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 07, 2025

Surrozen, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39635	30-1374889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Blvd Suite 400
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +1 (650) 489-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRZN	The Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one-fifteenth of a share of Common Stock	SRZNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 7, 2025, Surrozen, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2025. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth under this “Item 2.02. Results of Operations and Financial Condition” (including the exhibit referenced herein) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On November 6, 2025, the board of directors of the Company appointed Andrew Maleki, age 36, to the position of Chief Financial Officer, effective November 12, 2025, to serve as the Company’s principal financial and accounting officer. From May 2021 to October 2025, Mr. Maleki led corporate development and program leadership at Lassen Therapeutics, Inc., a biotechnology company. From October 2018 to April 2021, Mr. Maleki held positions of increasing responsibility in corporate development at Jazz Pharmaceuticals plc, a biotechnology company. Mr. Maleki holds a B.A. in Biology and Economics with distinction from Yale University and an M.B.A. from Harvard Business School.

Pursuant to an offer letter, dated September 2, 2025, Mr. Maleki will have an initial base salary of $385,000 and will be eligible, commencing in 2026, to participate in the Company’s annual bonus plan with a bonus target equal to 40% of his annual base salary. In addition, Mr. Maleki will be granted a non-statutory stock option to purchase 50,000 shares of common stock which will vest as to 25% of the shares thereunder on the one year anniversary of his commencement of employment and 1/48th of the shares will vest at the end of each month thereafter.

Mr. Maleki will be entitled to severance benefits previously established by the compensation committee of the board of directors whereby executive officers willl receive certain benefits if their employment is terminated without cause or in connection with a change-in-control of Surrozen. If terminated without cause, Mr. Maleki will receive nine months base salary and nine months of continued benefits, but no acceleration of his equity awards. If Mr. Maleki is terminated in connection with a change-in-control of Surrozen, including at any time within the 12-month period beginning three months prior to the change-in-control, Mr. Maleki will receive 12 months of base salary, 100% of his target bonus, 12 months continuation of benefits and full acceleration of all existing equity awards.

The Company will enter into its standard indemnification agreement with Mr. Maleki, the form of which was filed with the Securities and Exchange Commission on August 17, 2021 as Exhibit 10.8 to the Company’s Current Report on Form 8-K (File No. 001-39635).

There are no arrangements or understandings between Mr. Maleki and any other person pursuant to which he was appointed Chief Financial Officer. There are no family relationships between Mr. Maleki and any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Maleki’s appointment as Chief Financial Officer, Charles Williams will cease to serve as the Company’s Chief Financial Officer, but will continue to serve as the Company’s Chief Operating Officer and Secretary.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Surrozen, Inc. dated November 7, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURROZEN, INC.

Date:	November 7, 2025	By:	/s/ Charles Williams
Name: Charles Williams Title: Chief Financial Officer, Chief Operating Officer and Corporate Secretary